EXHIBIT 99.2

AMERICAN PHYSICIANS INSURANCE EXCHANGE

CONDENSED BALANCE SHEETS

AS OF MARCH 31, 2007 AND DECEMBER 31, 2006

(Unaudited)

	March 31, 2007	December 31, 2006(1)
ASSETS
INVESTMENTS:
Fixed maturities available for sale—at fair value	$145,353,833	$129,528,595
Equity securities—at fair value	6,851,569	6,707,793
Short-term investments	177,197	2,421,630
Other invested assets	1,165,602	1,142,559

Total investments	153,548,201	139,800,577
Cash and cash equivalents	9,909,744	4,782,626
Accrued investment income	793,115	705,802
Premium and maintenance fees receivable	14,647,209	16,492,668
Other amounts receivable under reinsurance contracts	1,372,445	8,725,523
Reinsurance recoverables on unpaid loss and loss adjustment expenses	29,402,326	28,393,517
Reinsurance recoverables on paid loss and loss adjustment expenses	282,752	97,758
Prepaid reinsurance premiums	311,155	329,461
Deferred policy acquisition costs	2,404,300	2,545,189
Deferred tax asset	4,807,234	3,831,867
Subrogation recoverables	504,687	509,427
Other assets	358,424	103,478

TOTAL	$218,341,592	$206,317,893

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Reserve for losses and loss adjustment expenses	$116,227,495	$110,089,097
Unearned premiums and maintenance fees	36,515,552	39,785,910
Reinsurance premiums payable	253,167	45,279
Funds held under reinsurance treaties	11,111,925	4,003,205
Amounts withheld or retained by the Exchange	1,360,110	2,464,306
Refundable subscriber deposits	10,197,950	10,226,799
Federal income taxes payable	2,263,259	652,758
Other liabilities	3,146,794	4,332,510

Total liabilities	181,076,252	171,599,864

CONTINGENCIES
MEMBERS’ EQUITY:
Retained earnings	38,954,874	36,342,332
Accumulated other comprehensive loss, net of deferred tax benefit of $953,869 and $695,193	(1,689,534)	(1,624,303)

Total members’ equity	37,265,340	34,718,029

TOTAL	$218,341,592	$206,317,893

(1)	Derived from audited financial statements.

See notes to condensed financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (Unaudited)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Gross premiums and maintenance fee written—direct and assumed	$15,465,599	$20,114,565
Premiums ceded	(2,406,612)	(2,777,258)
Change in unearned premiums and maintenance fees	3,252,054	293,224

Net premiums and maintenance fees earned	16,311,041	17,630,531
Investment income, net of investment expenses	1,791,029	1,451,262
Realized capital gains—net	126,124	102,130

Total revenues	18,228,194	19,183,923

EXPENSES:
Losses and loss adjustment expenses	10,934,099	12,152,532
Other underwriting expenses	3,214,625	3,206,519
Net change in deferred acquisition costs	140,890	(38,252)

Total expenses	14,289,614	15,320,799

INCOME FROM OPERATIONS	3,938,580	3,863,124

FEDERAL INCOME TAX EXPENSE (BENEFIT):
Current	2,266,281	1,607,357
Deferred	(940,243)	(161,994)

Total federal income tax expense	1,326,038	1,445,363

NET INCOME	$2,612,542	$2,417,761

See notes to condensed financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2006 AND THE THREE MONTHS

ENDED MARCH 31, 2007 (Unaudited)

	Accumulated Other Comprehensive Income (Loss)	Retained Earnings	Total
BALANCE—January 1, 2006	$(1,349,490)	$20,591,546	$19,242,056
Net income	—	15,750,786	15,750,786
Other comprehensive income (loss)—net of tax	(274,813)	—	(274,813)

BALANCE—December 31, 2006	$(1,624,303)	$36,342,332	$34,718,029

Net income	—	2,612,542	2,612,542
Other comprehensive income (loss)—net of tax	(65,231)	—	(65,231)

BALANCE—March 31, 2007	$(1,689,534)	$38,954,874	$37,265,340

See notes to condensed financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,612,542	$2,417,761
Adjustments to reconcile net income to cash provided by operating activities:
Amortization and accretion of investments	(61,528)	66,204
Net realized gains on investments	(126,124)	(102,130)
Deferred policy acquisition costs—net of related amortization	140,890	(38,252)
Deferred income tax benefit	(940,243)	(161,994)
Changes in operating assets and liabilities:
Premium and maintenance fee receivables—net	1,845,459	(724,413)
Accrued investment income	(87,313)	(35,546)
Other amounts receivable under reinsurance contracts	7,353,078	2,267,798
Reinsurance recoverables on unpaid loss and loss expenses	(1,008,809)	(1,931,936)
Reinsurance recoverables on paid loss and loss expenses	(184,994)	96,559
Other assets	(231,903)	1,553,375
Reinsurance payables	207,888	(151,343)
Losses and loss adjustment expenses	6,138,398	7,903,413
Unearned premiums and maintenance fees	(3,270,358)	(395,454)
Federal income taxes payable/recoverable	1,610,501	317,510
Other liabilities	3,321,152	(525,802)

Net cash provided by operating activities	17,318,636	10,555,750

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale and maturities of investments	3,532,217	3,707,769
Purchases of investments	(17,939,319)	(9,701,491)
Change in short-terms	2,244,433	95,042

Net cash used in investing activities	(12,162,669)	(5,898,680)

CASH FLOWS FROM FINANCING ACTIVITIES—Subscriber deposits refunded	(28,849)	(110,322)

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,127,118	4,546,748
CASH AND CASH EQUIVALENTS—Beginning of year	4,782,626	3,515,844

CASH AND CASH EQUIVALENTS—End of year	$9,909,744	$8,062,592

SUPPLEMENTAL INFORMATION—Cash paid (received) for:
Federal income taxes paid	$—	$1,200,000
Federal income tax refunds received	$—	$—

See notes to condensed financial statements.

AMERICAN PHYSICIANS INSURANCE EXCHANGE

NOTES TO CONDENSED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (Unaudited)

1. NATURE OF OPERATIONS

American Physicians Insurance Exchange (“APIE” or the ”Exchange”) is a reciprocal insurance exchange. The Exchange was organized in the State of Texas on November 23, 1975, and commenced operations on June 1, 1976. APIE is licensed as a multiple-line insurer under the provisions of the Texas Insurance Code.

A reciprocal insurance exchange is an organization under which policyholders (members) effectively “exchange” insurance contracts and thereby insure each other and become members of the Exchange. The Exchange is managed by its attorney-in-fact, APS Facilities Management, Inc. (“FMI”), subject to the direction of the Exchange’s board of directors.

APIE principally writes professional liability insurance coverage for physician groups, individual physicians and other healthcare providers in the states of Texas (99%) and Arkansas (1%). Most of the Exchange’s coverage is written on a “claims-made and reported” basis. The coverage is provided only for claims that are first reported to the Exchange during the insured’s coverage period and that arise from occurrences during the insured’s coverage period. The Exchange also makes extended or “tail” coverage available for purchase by policyholders in order to cover claims that arise from occurrences during the insured’s coverage period, but that are first reported to the Exchange after the insured’s coverage period and during the term of the applicable tail coverage.

2. BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements include the accounts and operations of American Physicians Insurance Exchange. These statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007. For example, the timing and magnitude in determining the claim losses incurred by our insurance operations due to the estimation process inherent in determining the liability for losses and loss adjustment expenses can be relatively more significant to results of interim periods than to results for a full year. The accompanying condensed financials statements should be read in conjunction with the December 31, 2006 audited financial statements and notes thereto.

New Accounting Standards

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 155, Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140. SFAS 155 becomes effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The adoption did not have a material effect on the Exchange’s financial position, results of operations or cash flows.

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This Interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. FIN No. 48 is effective in the first quarter of fiscal 2007. The adoption of FIN No. 48 did not have a material effect on the Exchange’s results of operations, financial position or cash flows.

3. PLAN OF CONVERSION AND PLAN OF MERGER

American Physicians Service Group, Inc. (“APSG”) (NASDAQ: AMPH) is the parent company for the wholly-owned APS Facilities Management, Inc. (“FMI”) who manages the Exchange under an attorney-in-fact contractual arrangement. The Exchange’s Board of Directors on June 1, 2006 adopted and approved a plan of conversion and merger agreement with APSG and authorized the execution of these documents. The APIE board of directors has agreed on a merger transaction in which, immediately after APIE converts from a Texas reciprocal insurance exchange to a Texas stock insurance company and changes its name to American Physicians Insurance Company (“APIC”), a newly formed, wholly owned subsidiary of APSG will merge into APIC, with APIC becoming a wholly owned subsidiary of APSG.

The TDI issued a Consent Order dated January 26, 2007, which places some conditions for the conversion and merger to occur. The Securities and Exchange Commission declared the Company’s joint registration and proxy statement effective on February 1, 2007. On March 22, 2007, a special meeting of APIE subscribers was held approving this transaction and APSG shareholders also approved the merger on the same day. This transaction closed effective April 1, 2007.

4. INVESTMENTS

The amortized cost and estimated fair values of investments in debt securities at March 31, 2007 and December 31, 2006 are as follows (in thousands):

March 31, 2007	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Fixed maturities:
U.S treasury notes	$786	$6	$1	$791
U.S government agency mortgage-backed bonds	31,177	57	627	30,607
U.S. government agency collateralized mortgage obligations	51,824	105	927	51,002
Collateralized mortgage obligations	47,340	24	1,598	45,766
Corporates	2,226	—	43	2,183
Government tax-exempt bonds	15,237	—	232	15,005

Total fixed maturities	148,590	192	3,428	145,354
Equity securities	6,215	804	167	6,852

Total fixed maturities and equity securities	$154,805	$996	$3,595	$152,206

December 31, 2006	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Fixed maturities:
U.S treasury notes	$780	$10	$—	$790
U.S government agency mortgage-backed bonds	24,451	41	596	23,896
U.S. government agency collateralized mortgage obligations	43,532	55	1,002	42,585
Collateralized mortgage obligations	47,548	31	1,586	45,993
Corporates	2,226	—	44	2,182
Government tax-exempt bonds	14,295	—	212	14,083

Total fixed maturities	132,832	137	3,440	129,529
Equity securities	5,903	967	162	6,708

Total fixed maturities and equity securities	$138,735	$1,104	$3,602	$136,237

The decreases in gross unrealized losses from $3,440,000 at December 31, 2006 to $3,428,000 at March 31, 2007 in fixed maturity investments are primarily the result of falling interest rates. The fixed maturity investments are all investment grade securities. The Exchange has the ability and intent to hold securities with unrealized losses until they recover their value, which may be maturity. As of March 31, 2007 and December 31, 2006, there have been no impairments in value or write-downs for these securities. In the future, information may come to light or circumstances may change that would cause the Exchange to write-down or sell these securities and incur a realized loss.

Gross realized gains and losses on fixed maturity and equity securities for the three months ended March 31, 2007 and 2006 were as follows (in thousands):

	Three Months ended
	March 31, 2007	March 31, 2006
Realized gains (losses):
Fixed maturities:
Gross realized gains	$—	$2
Gross realized losses	—	—

Net realized gains (losses)	—	2

Equities:
Gross realized gains	129	103
Gross realized losses	(3)	(3)

Net realized gains (losses)	126	100

Total net realized gains	$126	$102

The major categories of the Exchange’s net investment income are summarized for the three months ended March 31, 2007 and 2006, as follows (in thousands):

	Three Months Ended
	March 31, 2007	March 31, 2006
Investment income:
Fixed maturities	$1,731	$1,376
Equity securities	26	19
Short-term investments and other	83	56
Finance charges on premiums receivable	37	114
Structured annuity	23	22

Total investment income	1,900	1,587
Investment expense	(109)	(136)

Net investment income	$1,791	$1,451

In accordance with SFAS No. 115, Accounting for Certain Investments In Debt and Equity Securities, the Exchange evaluates its investment securities on at least a quarterly basis for declines in market value below cost for the purpose of determining whether these declines represent other than temporary declines. A decline in the fair value of a security below cost judged to be other than temporary is recognized as a loss in the current period and reduces the cost basis of the security. In subsequent periods, the Exchange measures gain or loss or decline in value against the adjusted cost basis of the security. The following factors are considered in determining whether an investment decline is “other than temporary”:

•	The extent to which the market value of the security is less than its cost basis,

•	The length of time for which the market value of the security is less than its cost basis,

•

The financial condition and near-term prospects of the security’s issuer, taking into consideration the economic prospects of the issuer’s industry and geographical region, to the extent that information is publicly available and

•	The Exchange’s ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery in market value.

The following two tables reflect securities whose fair values were lower than the related cost basis at March 31, 2007 and December 31, 2006, respectively (in thousands). However, these declines in value were not deemed to be “other than temporary”. The tables show the fair value and the unrealized losses, aggregated by investment category and category of duration that individual securities have been in a continuous unrealized loss position. For the first three months ended March 31, 2007, and for the year end December 31, 2006 the Exchange did not record any impairments for other than temporary declines of investments.

	Less Than 12 Months		12 Months or More		Total
March 31, 2007:	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. treasury notes	$—	$—	$65	$1	$65	$1
U.S. government agency mortgage-backed bonds	9,092	91	16,266	536	25,358	627
U.S. government agency collateralized mortgage obligations	10,848	203	25,717	724	36,565	927
Collateralized mortgage obligations	5,811	319	34,559	1,279	40,370	1,598
Corporate bonds	2,183	43	—	—	2,183	43
Government tax-free bonds	15,005	232	—	—	15,005	232

Total Bonds	42,939	888	76,607	2,540	119,546	3,428
Equity Securities	1,373	112	538	55	1,911	167

Total temporarily impaired securities	$44,312	$1000	$77,145	$2,595	$121,457	$3,595

	Less Than 12 Months		12 Months or More		Total
December 31, 2006:	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss	Estimated Fair Value	Unrealized Loss
U.S. treasury notes	$65	$—	$—	$—	$65	$—
U.S. government agency mortgage-backed bonds	2,250	9	16,356	587	18,606	596
U.S. government agency collateralized mortgage obligations	8,209	114	25,166	888	33,375	1,002
Collateralized mortgage obligations	7,591	227	33,231	1,359	40,822	1,586
Corporate bonds	2,182	44			2,182	44
Government tax-free bonds	14,083	212			14,083	212

Total Bonds	34,380	606	74,753	2,834	109,133	3,440
Equity Securities	1,267	117	371	45	1,638	162

Total temporarily impaired securities	$35,647	$723	$75,124	$2,879	$110,771	$3,602

The majority of the unrealized losses on the fixed maturities were caused by increases in market interest rates and not due to changes in the credit worthiness of the issuer. All fixed maturities with an unrealized loss over 12 months or more are investment grade securities. The majority of the unrealized losses related to stocks are due to market fluctuations resulting from cyclical and other economic pressures. As of March 31, 2007, management believes that these unrealized losses are temporary and that the fair value will recover to a level equal to or greater than the Exchange’s cost basis. In addition, as of March 31, 2007, the Exchange had the ability and intent to hold these investments until there is a recovery in fair value, which may be maturity for the applicable securities.

At March 31, 2007 and December 31, 2006, investments with a fair market value of $1,045,800, and $1,106,900, respectively, were on deposit with state insurance departments to satisfy regulatory requirements.

5. UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSE RESERVES

The reserve for unpaid losses and loss adjustment expenses represent the estimated liability for unpaid claims reported to the Exchange, plus claims incurred but not reported (“IBNR”) and the related estimated loss adjustment expenses. The reserve for losses and loss adjustment expenses is determined based on the Exchange’s actual experience, available industry data and projections as to future claims frequency, severity, inflationary trends and settlement patterns.

The Exchange writes medical malpractice insurance policies which have a lengthy period for reporting a claim (tail coverage) and a long process of litigating a claim through the courts and whose risk factors expose its reserves for loss and loss adjustment expenses to significant variability. These conditions subject the Exchange’s open reported claims and incurred but not reported claims to increases due to inflation, changes in legal proceedings, and changes in the law. While the anticipated effects of inflation is implicitly considered when estimating reserves for loss and loss adjustment expenses, the increase in average severity of claims is caused by a number of factors. Future average severities are projected based on historical trends adjusted for changes in underwriting standards, policy provisions, and general economic trends. Those anticipated trends are monitored based on actual experience and are modified as necessary to reflect any changes in the development of ultimate losses and loss adjustment expenses to the Exchange. These specific risks, combined with the variability that is inherent in any reserve estimate, could result in significant adverse deviation from the Exchange’s carried reserve amounts. Settlement of the Exchange’s claims is subject to considerable uncertainty. The Exchange’s management believes the reserves for loss and loss adjustment expenses are reasonably stated for all obligations of the Exchange as of March 31, 2007 and December 31, 2006.

The following table reflects the activity in the liability for reserve for losses and loss adjustment expenses showing the changes for the twelve month periods beginning January 1, 2006 and ending December 31, 2006 and the three month period ending March 31, 2007 (in thousands):

	March 31, 2007	December 31, 2006
Reserve for losses and loss adjustment expenses—January 1	$110,089	$95,372
Less reinsurance recoverable on paid losses and unpaid losses	28,491	27,850

Net balance—January 1	81,598	67,522

Incurred—net of reinsurance—related to:
Current years	10,886	43,431
Prior years	48	(4,461)

Net incurred	10,934	38,970

Paid—net of reinsurance—related to:
Current years	620	4,820
Prior years	5,370	20,074

Net paid	5,990	24,894

Net balance—March 31 and December 31	86,542	81,598
Plus reinsurance recoverable on paid losses and unpaid losses	29,685	28,491

Reserve for losses and loss adjustment expenses—March 31 and December 31	$116,227	$110,089

Incurred—net of reinsurance for the current years relates to incurred loss and loss adjustment expense related to premium earned in that period, also referred to as accident year. Incurred—net of reinsurance for the prior years represents the total net change in estimates charged or credited to earnings in the current year with respect to liabilities that originated and were established in prior years. As noted in the table above, for the quarter ended March 31, 2007, our current accident year loss and loss adjustment expenses totaled $10,886,000. In addition, we incurred additional allocated loss adjustment expenses of $48,000 for prior year development primarily as a result of additional allocated loss adjustment expenses for prior year open claims.

During 2006, our current accident year loss and loss adjustment expenses increased as a result of the increase in the number of claims filed in 2006 and the growth in the number of policyholders as compared to prior year’s levels. The favorable development of prior-year claims during 2006 was the result of a reevaluation of all our open claims and trend assumptions. During 2003, tort reform was passed in Texas effecting medical professional liability insurance, which caused a significant increase in claims filed that year. The full impact of those claims was not fully known at that time. The favorable development of prior-year claims of $4,461,000 was primarily the result of 2004 and 2005 report year loss severity falling below prior expectations. Additionally, the number of claims closed with indemnity for the 2004 and 2005 report years developed favorably relative to prior estimates.

6. REINSURANCE AGREEMENTS

Reinsurance Ceded—Certain premiums are ceded to other insurance companies under various reinsurance agreements. These reinsurance agreements provide the Exchange with increased capacity to write additional risk and the ability to write specific risk within its capital resources and underwriting guidelines. The Exchange enters into reinsurance contracts, which provide coverage for losses in excess of the Exchange’s retention of $250,000 on individual claims and beginning in 2002 through 2005, $350,000 on multiple insured claims related to a single occurrence. The 2006 and 2007 reinsurance treaties provide for these same terms with the Exchange retaining an additional 10% of the aforementioned retention levels for 2006 and 20% for 2007. The reinsurance contracts for 2002 through 2007 contain variable premium ceding rates based on loss experience. The ceded premium charged under these contracts will depend upon the development of ultimate losses ceded to the reinsurers under their retrospective treaties. Estimates of ultimate reinsurance ceded premium amounts compared to the amounts paid on a provisional basis are reviewed by treaty year, with each treaty year giving rise to either an asset or liability on the balance sheet. For the three months ended March 31, 2007 and March 31, 2006, the Exchange did not record any changes to net development. Additionally, each treaty year requires a 24 or 36-month holding period before any cash can be returned or paid. During the three months ending March 31, 2007, the exchange received a net payment of $13.8 million from its reinsurers at the expiration of the 2003 treaty year 36-month holding period and the 2004 treaty year 24-month holding period which included a premium adjustment to the reinsurers of $469,000 for the 2002 treaty year. These reinsurance receipts were recorded either as an asset or liability pending the ultimate outcome of claims paid in the reinsurance layer. As a result, at March 31, 2007, the Exchange had an asset (Other Amounts Receivable Under Reinsurance Contracts) of $1,372,400 and a liability (Funds Held Under Reinsurance Treaties) of $11,111,900.

7. TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

The Exchange’s management contract with its attorney-in-fact, FMI, is treated as an affiliated transaction. However, there is no ownership between the two entities. They have separate boards of directors and their duties to each other are based on the management contract. Transactions with parties related to FMI are also treated as affiliated transactions. American Physicians Insurance Agency, Inc. (“APIA”), and APS Financial Corporation (“APS”) are considered affiliates of FMI through common ownership.

FMI serves as the attorney-in-fact for the Exchange. In accordance with the terms of a management agreement, FMI performs the administrative functions related to the operations of the Exchange. FMI receives a management fee from the Exchange for providing these services. The management fee, which is calculated as a percentage of the direct gross earned premiums and statutory net income including contingent management fees of the Exchange, were $2,728,100 and $2,898,000 for the three months ended March 31, 2007 and 2006, respectively. Contingent management fees are based upon the financial performance of the Exchange. The

In addition to the management fees paid to FMI, the Exchange received reimbursement of commission expenses from FMI in the amount of $93,750 and $375,000 for the three months ended March 31, 2007 and 2006, respectively.

APS manages the bond portfolio within the investment guidelines established by the board of directors, provides advisory services on key investment decisions and manages accounting services for the Exchange. The Exchange pays APS standard markup fees on trades of fixed-income securities.

8. COMMITMENTS AND CONTINGENCIES

The Exchange is named as a defendant in various legal actions primarily arising from claims made under insurance policies and contracts. These actions are considered by the Exchange in estimating the loss and loss adjustment expense reserves. The Exchange’s management believes that the resolution of these actions will not have a material adverse effect on the Exchange’s financial position or results of operations. There are no other material commitments or contingencies as of March 31, 2007.